The Fund has been actively investing since March 13, 2023 9.72%1 Annualized distribution yield Visit FidCredit.com/performance for more performance details Extended fee waiver until December 31, 2023 May provide superior portfolio outcomes for investors Fidelity Private Credit Fund 2Q23 Quarterly Update Source: Fidelity Investments, as of 6/30/21. 1. Annualized distribution yield is calculated by annualizing the current declared distribution and dividing by the last reported monthly net asset value. Distributions have been and may in the future be funded through sources other than cash flow. See the Fund’s prospectus. The Fund will post notices regarding distributions subject to Section 19(a) of the Investment Company Act of 1940. We cannot guarantee that we will make distributions, and if we do, we may fund such distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital, or offering proceeds, and we have no limits on the amounts we may pay from such sources. As of current month end 100% of inception to date distributions were funded from cash flows from operations. A return of capital (1) is a return of the original amount invested, (2) does not constitute earnings or profits and (3) will have the effect of reducing the basis such that when a shareholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to our affiliates will reduce future distributions to which you would otherwise be entitled. Dear Fidelity Private Credit Fund Shareholder: Welcome to the inaugural shareholder letter for the Fidelity Private Credit Fund (“the Fund”) and thank you for entrusting the Fidelity Direct Lending team with your capital! The Fund has been actively investing since March 13, 2023. The attractive investment environment during this time has allowed us to create a portfolio of investments that has produced a distribution yield of 9.72%1 as of our July distribution. Two items of note: (1) the returns have been impacted positively by the temporary fee waivers we instituted for early investors and (2) the portfolio is running below its target leverage, which reduced the performance and distributable income for the portfolio modestly. The lower leverage was due to subdued deal flow during a particularly soft first quarter of 2023 (refer to the Market Commentary), which caused a more measured pace of deployment. As a result, we have extended the fee waiver on the management fee and incentive fee based on income until December 31, 2023. Looking ahead, we believe that further deploying assets and running the Fund closer to its target leverage may provide for an increase to investment performance. August 2023 The Fund is managed by three portfolio managers who average over 20 years of middle market credit experience. Their combined experience coupled with the broader Fidelity leveraged credit platform and research capabilities informs every investment decision from origination to realization. The portfolio is constructed utilizing a bottoms-up, fundamental investment approach. Each investment we elect to pursue undergoes our rigorous multi-step underwriting process. As credit investors we strive to identify downside risks associated with a potential investment – we obsess about what can go wrong – and utilize Fidelity’s scale, including over 350 research professionals, to help improve our decision making. Lastly, we believe that proper loan documentation is important, and we always seek to negotiate effective structural features (covenants) in our loan documents to help further protect your capital in the event a borrower experiences challenges. Once we close an investment, we have a rigorous and active approach to portfolio management that is aimed at producing superior portfolio outcomes: For existing shareholders of Fidelity PCF only. This letter is not an offer to sell nor a solicitation of an offer to buy any securities. Past performance does not guarantee future results. The most senior, protected portion of the capital structure Strong loan documents with impactful covenants Diligent active credit management through payoff

As a result, each investment is assigned an experienced deal team that underwrites the original investment and manages it until realization. The team endeavors to speak with the owners and/or the management of the businesses in which we invest no less than monthly. The goal is to build an authentic relationship with the key decision makers, such that we are deemed an educated and trusted counterparty. This is a time intensive process and with this in mind, we intend to continue ramping up our human capital in anticipation of future portfolio growth. As of today, the investment team totals 19 professionals, an increase of 27% versus a year ago. Investment Activity With respect to investment activity, our quarterly filing includes details regarding the portfolio as of June 30, 2023. We are extremely pleased with the quality deal flow we are seeing from our targeted universe of private equity sponsors, which has enabled us to construct a high-quality portfolio focused on senior secured floating rate loans. To date, our selections have performed well resulting in a meaningful reduction in leverage at our portfolio companies primarily as a result of increases in EBITDA at the portfolio companies. Our positions sit at approximately 3.7x leverage and a loan to value of 36%. 100% of our loans are floating rate, and first lien senior secured, with a weighted average yield of approximately 12%. We believe our portfolio is positioned well and remain cautiously optimistic about the current investing environment. “We believe our portfolio is positioned well and remain cautiously optimistic about the current investing environment.” Portfolio Characteristics 3.7X Leverage 36% Loan to value 100% Floating rate and first lien senior secured loans 12% Weighted average yield Market Commentary Interest rates sit at the highest level in 22 years after the Federal Open Market Committee increased rates again in July–the 11th such increase since the rate hiked began in March of 2022. The impact of the rate increase has juxtaposed new investment originations and a historically aggressive 4Q2020 to 2Q2022 investment vintage. During this period, investors were not anticipating rates would rise from 0 to 5.5% in 18 months, nor did they foresee the prospect of persistently high inflation. Both occurred, however, and the result will likely be prolonged stress for businesses that consumed high levels of leverage during that period. By contrast, the current environment has yielded some of the best investments this portfolio management team has seen in nearly a decade. Spreads, original issue discounts (OIDs), and covenants are balanced at worst, and in many cases, in the direct lender’s favor. In addition, the level of leverage has dropped significantly in the past year, while values have only dropped modestly. The combination has created a very attractive risk-return dynamic, leading some to refer to the current investment environment as the “golden age” of private credit. The issue is the sudden spike in rates slowed new investment opportunities fairly dramatically in the first quarter. Volume appeared to regain some normalcy in the second quarter, and we are hopeful that the momentum will continue into a more normal second half of 2023. While we are not sure if we are in the midst of a golden age given some of the volume challenges, we are excited by the prospects ahead for the Fidelity Private Credit Fund. Source: Fidelity Investments, as of 6/30/21. For existing shareholders of Fidelity PCF only. This letter is not an offer to sell nor a solicitation of an offer to buy any securities. Past performance does not guarantee future results.

Sincerely, David Gaito Head of Direct Lending Co-Portfolio Manager, Fidelity Private Credit Fund Not FDIC Insured • May Lose Value • No Bank Guarantee. Information provided in, and presentation of, this document are for informational and educational purposes only and are not a recommendation to take any particular action, or any action at all, nor an offer or solicitation to buy or sell any securities or services presented. It is not investment advice. Fidelity does not provide legal or tax advice. Before making any investment decisions, you should consult with your own professional advisers and take into account all of the particular facts and circumstances of your individual situation. Fidelity and its representatives may have a conflict of interest in the products or services mentioned in these materials because they have a financial interest in them, and receive compensation, directly or indirectly, in connection with the management, distribution, and/or servicing of these products or services, including Fidelity funds, certain third-party funds and products, and certain investment services. Risk Factors Investors should review the offering documents, including the description of risk factors contained in the Fund's Prospectus (the "Prospectus"), prior to making a decision to invest in the securities described herein. The Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, conflicts of interest and regulatory and tax matters. Any decision to invest in the securities described herein should be made after reviewing such Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the Fund. We have no prior operating history and there is no assurance that we will achieve our investment objective. An investment in our Common Shares may not be appropriate for all investors and is not designed to be a complete investment program. This is a “blind pool” offering and thus you will not have the opportunity to evaluate our investments before we make them. You should not expect to be able to sell your shares regardless of how we perform. You should consider that you may not have access to the money you invest for an extended period of time. We do not intend to list our shares on any securities exchange, and we do not expect a secondary market in our shares to develop. Because you may be unable to sell your shares, you will be unable to reduce your exposure in any market downturn. We intend to implement a share repurchase program, but only a limited number of shares will be eligible for repurchase and repurchases will be subject to available liquidity and other significant restrictions. An investment in our Common Shares is not suitable for you if you need access to the money you invest. We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, or return of capital, and we have no limits on the amounts we may pay from such sources. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to the Adviser or its affiliates will reduce future distributions to which you would otherwise be entitled. We expect to use leverage, which will magnify the potential for loss on amounts invested in us. We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors. We intend to invest primarily in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value. These materials contain statements that are "forward-looking statements," which are based on certain assumptions of future events. FDS does not assume any duty to update any forward-looking statement. Actual events may differ from those assumed. There can be no assurance that forward-looking statements, including any projected returns, will materialize or that actual market conditions and/or performance results will not be materially different or worse than those presented. Views expressed are as of the date indicated, based on the information available at that time, and may change based on market and other conditions. Unless otherwise noted, the opinions provided are those of the author and not necessarily those of FDS. FDS does not assume any duty to update any of the information Information presented herein is for discussion and illustrative purposes only and is not a recommendation nor an offer or solicitation to buy or sell any securities. Past performance is no guarantee of future results. Certain data and other information in this report was supplied by outside sources and is believed to be reliable as of the date presented. However, FDS has not and cannot verify the accuracy of such information, and such information is subject to change without notice. Fidelity Distributor Company, 500 Salem Street, Smithfield, RI 02917. Fidelity Brokerage Services LLC, Member NYSE, SIPC, 900 Salem Street, Smithfield, RI 02917. 1102358.1.0 0823 Our portfolio investments have been and will be originated with a clear view that rates and inflation will likely remain high, and a recession may be on the horizon. While the latter may not occur, we will invest with that mindset until we are convinced otherwise. Know that we will not be perfect in our selections, but will strive for perfection, knowing that superior performance in credit is driven by protecting your downside. Thank you for entrusting us with your capital!